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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of The Coca-Cola Company for the registration of debt securities, common stock, preferred stock, warrants, depositary shares, and purchase contracts and to the incorporation by reference therein of our reports dated February 20, 2007 (except Note 20 to the consolidated financial statements, as to which the date is August 9, 2007), with respect to the consolidated financial statements of The Coca-Cola Company, The Coca-Cola Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Coca-Cola Company, included in its Current Report on Form 8-K to be filed on October 29, 2007 with the Securities and Exchange Commission.

                      /S/ ERNST & YOUNG LLP

Atlanta, Georgia
October 25, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM